UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 19, 2021

KELLY SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-1088	38-1510762
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

999 WEST BIG BEAVER ROAD, TROY, MICHIGAN 48084

(Address of Principal Executive Offices)

(Zip Code)

(248) 362-4444

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common	KELYA	Nasdaq Global Market
Class B Common	KELYB	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2021, Kelly Services, Inc. (the “Company”) filed with the Securities and Exchange Commission a definitive proxy statement relating to its 2021 annual meeting of stockholders identifying Dinette Koolhaas, the Company’s Senior Vice President and President International, as a named executive officer for whom disclosure of compensation-related information is required pursuant to Item 402(c) of Regulation S-K.

As indicated in the Company’s definitive proxy statement, Ms. Koolhaas and Kelly Services Management Sàrl, a wholly-owned subsidiary of the Company, are parties to an employment agreement dated as of April 7, 2017, setting forth the terms and conditions of Ms. Koolhaas’s employment. A copy of the employment agreement is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

10.1	Employment Agreement dated as of April 7, 2017, between Kelly Services Management Sàrl and Dinette Koolhaas.

104	Cover Page Interactive Date File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KELLY SERVICES, INC.

Date: April 19, 2021	/s/ James M. Polehna
James M. Polehna
Senior Vice President and Corporate Secretary